Exhibit 99.1
jcpenney Announces Successful Early Tender Offer and Consent Solicitation Results For
7 1/8% Debentures Due 2023

  PLANO, Texas (May 21, 2013) -- J. C. Penney Company, Inc. (NYSE: JCP) (the “Company”), as co-obligor on the Notes (as defined below), and J. C. Penney Corporation, Inc., a wholly owned subsidiary of the Company (“JCP,” and together with the Company, “J. C. Penney”), as issuer of the Notes, announced today early results of JCP’s previously announced cash tender offer for its outstanding 7 1/8% Debentures Due 2023 (CUSIP No. 708160 BE5) (the “Notes”) and related solicitation for consents to previously described amendments to the indenture, as amended and supplemented, governing the Notes (the “Indenture”) that would eliminate most of the restrictive covenants and certain events of default and other provisions in the Indenture (the “Proposed Amendments”), upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, dated as of April 30, 2013, as supplemented, and the accompanying Consent and Letter of Transmittal, as amended and restated (together, the “Offer Documents”).

As of 5:00 p.m., New York City time, on May 20, 2013 (the “Consent Expiration”), $242,782,000 in aggregate principal amount of the Notes, representing 95.41% of the outstanding principal amount of the Notes had been validly tendered and not validly withdrawn in the tender offer. The withdrawal time (the “Withdrawal Time”) expired at 5:00 p.m., New York City time, on May 13, 2013. As a result, JCP has obtained consents to the Proposed Amendments from holders representing at least 66 2/3% in aggregate principal amount of the outstanding Notes. Having received the requisite consents from the holders of the Notes in connection with the consent solicitation, JCP, the Company and Wilmington Trust, National Association, the successor trustee for the Notes, executed a supplemental indenture (the “Supplemental Indenture”) effecting the Proposed Amendments. Pursuant to the terms of the Supplemental Indenture, the Supplemental Indenture became effective upon execution, but the Proposed Amendments will not become operative until JCP purchases in the tender offer not less than 66 2/3% in outstanding principal amount of the Notes.

Subject to the completion of the tender offer, holders who validly tendered (and did not validly withdraw) their Notes and thereby delivered consents prior to the Consent Expiration shall receive a total consideration equal to $1,450 per $1,000 principal amount of the Notes, which includes a consent payment of $50 for each $1,000 principal amount of Notes, plus accrued and unpaid interest to, but not including, the applicable payment date for the Notes.

Completion of the tender offer and consent solicitation is subject to the satisfaction or waiver of certain conditions that are set forth in the Offer Documents, including, but not limited to, receipt of debt financing on terms satisfactory to J. C. Penney and in an amount that will be sufficient to pay the total consideration for all tendered Notes. The tender offer is scheduled to expire at 11:59 p.m., New York City time, on June 4, 2013, unless extended or earlier terminated by JCP in its sole discretion (the “Expiration Time”). Holders who tender their Notes after the Consent Expiration, but before the Expiration Time, will be eligible to receive $1,400 per $1,000 principal amount of the Notes. Holders whose Notes are accepted for purchase in the tender offer will also receive accrued and unpaid interest to, but not including, the applicable payment date for the Notes. JCP may, but is not required to, select an initial settlement date (“Initial Settlement Date”)

for Notes validly tendered (and not validly withdrawn) prior to the Consent Expiration, which would be a business day it chooses following the satisfaction or waiver of the conditions to the consummation of the tender offer and consent solicitation. JCP currently expects such date to be May 22, 2013, though there is no guarantee JCP will select this Initial Settlement Date or any Initial Settlement Date.  Payment for the Notes validly tendered and not purchased on an Initial Settlement Date will be made promptly after the Expiration Time.

Since JCP has received sufficient consents to effect the Proposed Amendments, JCP does not expect to satisfy and discharge any Notes that are not tendered in the tender offer, and any Notes that are not tendered and accepted for purchase in the tender offer are expected to remain outstanding after the consummation of the tender offer.

Goldman, Sachs & Co. is acting as dealer manager and solicitation agent for the tender offer and consent solicitation. Questions regarding the tender offer and consent solicitation may be directed to Goldman, Sachs & Co. at (800) 828-3182 (toll-free) or (212) 902-5183 (collect).

D.F. King & Co., Inc. is acting as tender and information agent for the tender offer and consent solicitation. Requests for copies of the Offer Documents may be directed to D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers) or (800) 290-6427 (toll-free).

This press release is for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any Notes. The tender offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. No recommendation is made as to whether or not holders of Notes should tender their Notes pursuant to the tender offer or provide consents to the Proposed Amendments. The tender offer and consent solicitation is being made solely pursuant to the Offer Documents, which more fully set forth and govern the terms and conditions of the tender offer and consent solicitation. The Offer Documents contain important information and should be read carefully before any decision is made with respect to the tender offer and consent solicitation.

For further information:

Investor Relations: (972) 431.5500
jcpinvestorrelations@jcpenney.com

Media Relations: (972) 431.3400
jcpcorpcomm@jcpenney.com

Corporate Website
ir.jcpenney.com

This release may contain forward-looking statements. Such forward-looking statements, which reflect the Company’s current views of future events and financial performance, involve known and unknown risks and uncertainties that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, the success of our transformation, the impact of changes designed to transform our business, competition and promotional activities, changes in merchandise styles and trends, changes in store traffic trends, maintaining an appropriate mix and level of inventory, the implementation of our new store layout, the availability of internal and external sources of liquidity, our failure to retain, attract and motivate our employees, the reduction and restructuring of our workforce, the impact of cost reduction initiatives, a systems failure and/or security breach that results in the theft, transfer or unauthorized disclosure of customer, employee or Company information, disruptions in our information technology systems or website, changes in our credit ratings, our failure to source and deliver merchandise in a timely and cost-effective manner, changes in our arrangements with our suppliers and vendors, restrictions under our revolving credit facility, potential asset impairment charges, risks associated with importing merchandise from foreign countries, economic and political conditions that impact consumer confidence and spending, the impact of holiday spending patterns and weather conditions, changes in federal, state or local laws and regulations, legal and regulatory proceedings, significant changes in discount rates, actual investment return on pension assets and other factors related to our qualified pension plan, the influence of our largest stockholders, the volatility of our stock price and our ability to use net operating loss carryforwards to offset future taxable income for U.S. federal income tax purposes. Please refer to the Company’s most recent Form 10-K and subsequent filings for a further discussion of risks and uncertainties. Investors should take such risks into account when making investment decisions. We do not undertake to update these forward-looking statements as of any future date.

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